UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2012

MORNINGSTAR, INC.
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)
	22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)
(312) 696-6000 (Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report) __________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.'s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on May 4, 2012.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•	general industry conditions and competition, including ongoing economic weakness and uncertainty;

•	the effect of market volatility on revenue from asset-based fees;

•	damage to our reputation resulting from claims made about possible conflicts of interest;

•	liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•	the increasing concentration of data and development work carried out at our offshore facilities in China and India;

•	failure to differentiate our products and continuously create innovative, proprietary research tools;

•	failure to successfully integrate acquisitions;

•	challenges faced by our non-U.S. operations; and

•	a prolonged outage of our database and network facilities.

A more complete description of these risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2011. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expect. We do not undertake to update our forward-looking statements as a result of new information or future events.

Investor Questions and Answers: April 2012

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through April 4, 2012. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
22 W. Washington
Chicago, IL 60602

Client Concentration

1.
In the 4th quarter of 2011, you reported numerous positive metrics that suggest potential for growth in coming quarters such as continued strong growth in [Morningstar] Direct licenses, improved sequential growth in Advisor Workstation licenses, and growth in investment consulting assets. I am trying to get a sense of your dependence on any single customer as [a] source of your base revenue and potential growth. As [a] percent of your revenue, what do your top customer and top five customers account for? Have you recently had any meaningful losses or nonrenewals in existing business (in any of your products) that would potentially hinder the growth I believe you are poised for? If so, what is magnitude of this and cause?

In 2011, our largest client made up less than 5% of our consolidated revenue, and our top five customers made up about 11% of consolidated revenue. As we disclosed in our 2011 10-K, our largest client notified us on February 17 that it will be moving the asset management of several fund-of-funds portfolios in-house in April 2012. We received about $12.4 million in Investment Consulting revenue from our work on these portfolios in 2011, which represented 2.0% of our consolidated revenue.

We believe this contract loss is related to an industry-wide pullback in the variable annuity (VA) market. Firms that offer variable annuities are having tough times, mainly because of record low interest rates and high hedging costs caused by market volatility. Several large carriers exited the business last year, and several others stopped selling new annuities. The remaining players have been trying to reduce costs, which has had a negative effect on our business because we provide Investment Consulting services to many VA firms.

Morningstar India

2.	I recently read that Fidelity was pulling out of India. That got me wondering how Morningstar is doing there. Could you please talk about your challenges and successes in India? Thank you.

First, let me give you some background. We entered India in 2008 through our purchase of several Hemscott businesses, which included a data collection center in New Delhi. In late 2008, we established a business operation in Mumbai, and we also have a development center there. We currently have a total of about 315 employees working in India. On the business side, we offer numerous products and services, including Licensed Data, a local version of Morningstar Direct, fact sheets, fund research, and equity research. We have a website for individual investors (http://www.morningstar.in) that offers access to research and commentary on fund industry news, fund-specific news, and fund reports written by Morningstar India’s fund analyst team. We also provide Investment Consulting services to a few banks and institutions, including the Pension Fund Regulatory and Development Authority. Morningstar India launched a cobranded mutual fund website with the Bombay Stock Exchange (BSE) to provide stock brokers and investors with relevant information and tools to evaluate mutual fund performance. Along with the BSE Investors’ Protection Fund, we recently launched the India Fund Observer, a year-end report that encapsulated the key trends in the Indian mutual fund industry during 2011. We hosted the first Morningstar Investment Conference in Mumbai in November 2011.

Because we’ve only been in the market for a few years, our business in India is relatively small and not material to our overall financial results. However, we’ve been able to successfully expand many of our products to clients in India and have begun developing relationships with local institutions.

As far as challenges go, mutual fund assets in India have grown rapidly over the past 10 years, but volatility in the stock market and some regulatory changes have depressed asset flows over the past couple of years. In addition, investors have heavily favored fixed-income funds rather than equity funds.

Despite the large population in India, only a small percentage of households (approximately 3% to 4%) invests in mutual funds, and fewer households invest in individual stocks. While this has been a short-term challenge, we believe use of stocks and mutual funds will increase over time. India has a relatively favorable environment for mutual fund investors, which should bode well for market demand in the long term.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: April 9, 2012	By:	/s/ Richard E. Robbins
Richard E. Robbins
General Counsel and Corporate Secretary